CUSIP NO. 50107A104	13 G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Kronos Bio, Inc.

Dated: February 12, 2021

OMEGA FUND V, L.P.

BY:	Omega Fund V GP, L.P.
ITS:	GENERAL PARTNER

BY:	Omega Fund V GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ * Deirdre A. Cunnane, as Attorney-in-Fact
Director

OMEGA FUND V GP, L.P.

BY:	Omega Fund V GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ * Deirdre A. Cunnane, as Attorney-in-Fact
Director

OMEGA FUND V GP MANAGER, LTD.

By:	/s/ * Deirdre A. Cunnane, as Attorney-in-Fact
Director

/s/ * Deirdre A. Cunnane, as Attorney-in-Fact
Claudio Nessi

/s/ * Deirdre A. Cunnane, as Attorney-in-Fact
Otello Stampacchia

/s/ * Deirdre A. Cunnane, as Attorney-in-Fact
Anne-Mari Paster